UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (date of earliest event reported):

June 12, 2008

Lehman Brothers Holdings Inc.
(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation)

1-9466 (Commission File Number)	13-3216325 (IRS Employer Identification No.)

745 Seventh Avenue
New York, New York	10019
(Address of principal	(Zip Code)
executive offices)

Registrant’s telephone number, including area code:

(212) 526-7000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 12, 2008, Lehman Brothers Holdings Inc. (the “Registrant”) announced that Herbert H. McDade III, 48, has been appointed President and Chief Operating Officer, succeeding Joseph Gregory, and that Ian T. Lowitt, 44, has been appointed Chief Financial Officer, succeeding Erin M. Callan as the Registrant’s Chief Financial Officer, principal accounting officer and principal financial officer.  A copy of the press release related to these appointments is attached as Exhibit 99.1 hereto and is hereby incorporated herein and made a part hereof.

In the ordinary course of business, the Registrant and its subsidiaries (the “Firm”) from time to time engage in transactions with other companies or financial institutions whose officers, directors or principals are executive officers of the Registrant or are family members of executive officers of the Registrant.  Transactions with such companies and financial institutions are conducted on an arm’s-length basis.  To the extent permitted by the Sarbanes-Oxley Act of 2002, executive officers of the Registrant and their associates, including family members, from time to time may be or may have been indebted to the Registrant or its subsidiaries under lending arrangements offered by those companies to the public.  For example, such persons may be or may have been indebted to Lehman Brothers Inc. as customers, in connection with margin account loans, revolving lines of credit and other extensions of credit.  Such indebtedness would be in the ordinary course of business and on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with unaffiliated third parties who are not employees of the Registrant and would not involve a more than normal risk of collectability or present other unfavorable features.  In addition, such executive officers and associates may engage in transactions in the ordinary course of business involving other goods and services provided by the Firm, such as banking, brokerage, investment and financial advisory products and services (including investment funds), on the same terms as provided to unaffiliated third parties who are not employees of the Firm or on terms similar to those extended to employees of the Firm generally.

Mr. McDade, like Mr. Lowitt, is a limited partner in various investment partnerships for which the Registrant, either directly or through a subsidiary, is the general partner.  As previously disclosed in the Registrant’s Definitive Proxy Statement for its 2008 Annual Meeting of Stockholders filed with the Securities and Exchange Commission on March 5, 2008 (the “Proxy Statement”), the investment partnerships generally qualify as “employees’ securities companies” for purposes of the Investment Company Act of 1940 and provide qualifying employees of the Firm who are accredited investors with an opportunity to make investments in a portfolio of investment opportunities, often together with the Firm’s merchant banking, venture capital, real estate, credit-related and other funds that are offered to third-party investors, on terms that are generally more favorable than those offered to third-party investors.

After returns of capital to the partners, profits are generally distributed 90% (or more) to the limited partners and 10% (or less) to the general partner. In one of the investment partnerships in which Mr. McDade is a limited partner, the general partner has made a preferred capital contribution equal to a multiple of the amount of capital contributed by the limited partners. In such partnership, after the amount of the general partner’s preferred capital contribution, together with a fixed return thereon (which return varies from month to month and averaged 5.8% for the fiscal year ended November 30, 2007 (“Fiscal 2007”)), is distributed to the general partner, the limited partners’ respective capital contributions are returned and then profits are generally distributed 90% to the limited partners and 10% to the general partner, which essentially provides “leverage” to the limited partners. Beginning in 2002, executive officers were no longer permitted to invest in such partnerships.  Instead, the executive officers must invest in separate partnerships that invest on a parallel basis with, and have substantially the same terms as, the employee partnerships but do not include this leverage feature.

During Fiscal 2007, the amount of distribution of profits to Mr. McDade from all of the existing investment partnerships in which he is a limited partner was $85,420 (excluding the return of $96,265 in capital contributions).  As of November 30, 2007, there was no outstanding balance of aggregate preferred capital contributions made by the general partner of these investment partnerships as a result of investments made by Mr. McDade and the largest outstanding balance during Fiscal 2007 of the aggregate preferred capital contributions made by the general partner of these investment partnerships as a result of Mr. McDade’s investment was less than $120,000.  The aggregate amount of Mr. McDade’s unreturned limited partner capital in all of the existing investment partnerships was $225,058 as of November 30, 2007.

Information regarding Mr. Lowitt’s participation in the investment partnerships is available in the Proxy Statement and is hereby incorporated herein and made a part hereof.

Item 9.01.  Financial Statements and Exhibits

(d)      Exhibits

The following Exhibit is filed as part of this Report.

Exhibit 99.1	Press Release, dated June 12, 2008, relating to the appointments of Herbert H. McDade III and Ian T. Lowitt.

Exhibit 99.2

Information relating to Ian T. Lowitt’s participation in the investment partnerships appearing on pages 40 and 41 of the Registrant’s Definitive Proxy Statement filed with the Securities and Exchange Commission on March 5, 2008 is incorporated by reference herein.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

LEHMAN BROTHERS HOLDINGS INC.
(Registrant)

Date: June 17, 2008	By:	/s/ James J. Killerlane III
Name: James J. Killerlane III
Title: Vice President and Assistant Secretary

EXHIBIT INDEX

Exhibit 99.1	Press Release, dated June 12, 2008, relating to the appointments of Herbert H. McDade III and Ian T. Lowitt.

Exhibit 99.2

Information relating to Ian T. Lowitt’s participation in the investment partnerships appearing on pages 40 and 41 of the Registrant’s Definitive Proxy Statement filed with the Securities and Exchange Commission on March 5, 2008 is incorporated by reference herein.